FOR IMMEDIATE RELEASE
Contacts:

Investors
Mike Weinstein
510-260-8585
Mike.Weinstein@sunpower.com

Media
Sarah Spitz
832-444-7151
Sarah.Spitz@sunpower.com

SunPower Reports First Quarter 2023 Results

•Added 21,000 customers in Q1, 27% growth year-over-year; enters Q2 with backlog of 23,000 retrofit customers
•Increased Revenue 26% and 32% year-over-year on a GAAP and non-GAAP basis, respectively
•Reported Q1 GAAP Net Loss of $51M, Adjusted EBITDA of $1M
•Invested in Wolf River Energy, accelerating coverage in Midwest
•Secured new capital to fund $1B of solar loans

RICHMOND, Calif., May 3, 2023 - SunPower Corp. (NASDAQ: SPWR), a leading solar technology and energy services provider, today announced financial results for the first quarter, ending April 2, 2023.

"We exited the first quarter with high customer growth, significant new financing commitments, and unprecedented retrofit backlog driven by our efforts securing customers under NEM 2.0. This progress, despite challenging weather in California, validates the strength of the residential solar market and SunPower’s ability to capture growing demand,” said Peter Faricy, SunPower CEO. “As retail electricity rates continue to rise and consumers urgently seek a more affordable and reliable source of energy, the solar value proposition remains strong.”

FIRST QUARTER BUSINESS HIGHLIGHTS

World-class customer experience
•Highest rated solar company: In the first quarter, SunPower again held its position as the number one rated solar company in the U.S.1

Best, most affordable products
•Launched unique VPP offering in California: In April, SunPower and OhmConnect announced a new virtual power plant (VPP) offering. Eligible California homeowners with solar and SunVault® battery storage can connect with OhmConnect through the mySunPower® app to automatically dispatch excess stored energy at key times. Participants can earn rewards while they help stabilize the grid, all while reserving a set amount of energy to meet their home’s energy needs.

•Continued to diversify panel supply: With three new agreements in place, SunPower has secured panel supply to fully address its anticipated 2023 demand and beyond.

Growth
•Historic growth in SunPower Direct: The company grew SunPower Direct bookings by 97% year-over-year and doubled channel revenue quarter-over-quarter.

1 Based on average of BBB, Yelp, ConsumerAffairs, BestCompany, Google, SolarReviews and EnergySage reviews scores as of 3/31/23
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•Invested in high-growth Midwest dealer: In April, SunPower finalized an investment in Minnesota-based Wolf River Electric through its Dealer Accelerator Program. Wolf River, the company’s newest and now third-largest dealer, will sell SunPower panels, storage, EV charging equipment and financial products. With this relationship, SunPower is expected to significantly expand its geographic footprint across Minnesota, Wisconsin and Iowa.

•Expanding multifamily coverage: SunPower grew its New Homes multifamily business, surpassing full year 2022 category bookings in the first quarter of 2023. SunPower’s growth in multifamily illustrates the company's efforts to make it easy for developers to adopt solar while enabling them to pass along energy savings to their tenants.

Digital innovation
•Enhanced scheduling capabilities: The company piloted new scheduling software in the first quarter which will enable more reliable appointment times and provide customers with real-time tracking of technicians who are traveling to their site. SunPower expects it will gain financial benefit from better algorithms to manage drive time, distance and utilization.

•Added features to dealer tools: SunPower updated its tools for dealers with advancements designed to make managing inventory faster, easier and more accurate.

World-class financial solutions
•Record lease growth: SunPower's lease business grew 268% year-over-year in the first quarter. SunPower plans to expand its lease offering in 2023 following the passage of the Inflation Reduction Act and U.S. Department of Treasury guidance related to the three various federal bonus tax credits.

•Scaling loan business to meet demand: In 2023 to date, SunPower has secured financing commitments from HASI, Credit Agricole CIB and credit funds and accounts managed by KKR to fund a total of $1 billion of incremental solar loans for its customers. Through these non-recourse vehicles, SunPower Financial™ will continue to provide customers with attractive loan options for the transition to clean energy.

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Financial Highlights

($ Millions, except percentages, residential customers, and per-share data)	1st Quarter 2023	4th Quarter 2022	1st Quarter 2022
GAAP revenue from continuing operations	$440.9	$497.3	$350.3
GAAP gross margin from continuing operations	14.5%	21.0%	20.6%
GAAP net (loss) income from continuing operations	$(50.7)	$7.6	$(2.2)
GAAP net (loss) income from continuing operations per diluted share	$(0.29)	$0.04	$(0.01)
Non-GAAP revenue from continuing operations[1]	$442.5	$492.4	$336.1
Non-GAAP gross margin from continuing operations[1]	17.1%	21.3%	21.7%
Non-GAAP net (loss) income from continuing operations[1,3]	$(12.5)	$26.2	$2.9
Non-GAAP net (loss) income from continuing operations per diluted share[1,3]	$(0.07)	$0.15	$0.02
Adjusted EBITDA[1]	$0.6	$36.2	$11.2
Residential customers	531,300	510,400	443,800
Cash[2]	$116.5	$377.0	$142.3

The sale of our C&I Solutions business met the criteria for classification as “discontinued operations” in accordance with the guidance in ASC 205-20, Discontinued Operations, beginning the first quarter of fiscal 2022. For all periods presented, the financial results of C&I Solutions are excluded in the table above.

1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.

2Includes cash and cash equivalents, excluding restricted cash.

3Non-GAAP results for fiscal 2022 have been recast to exclude the mark-to-market loss (gain) related to our interest rate swaps which are recorded within "interest expense" in our condensed consolidated statement of operations.

2023 Financial Outlook
SunPower affirmed 2023 guidance of $2,450–$2,900 Adjusted EBITDA per customer before platform investment and 90,000–110,000 incremental customers, resulting in $125–$155 million Adjusted EBITDA for the year.

Earnings Conference Call Information
SunPower will discuss its first quarter 2023 financial results on Wednesday, May 3 at 8:00 a.m. Eastern Time. Analysts intending to participate in the Q&A session must register for a personal link and dial-in at https://register.vevent.com/register/BIa4c7eb85f74b4d2da88bb20026d52c3c. The live audio webcast and supplemental financial information will be available on SunPower's investor website at http://investors.sunpower.com/events.cfm.

About SunPower
SunPower (NASDAQ: SPWR) is a leading solar technology and energy services provider in North America. SunPower offers solar + storage solutions designed and warranted by one company that give customers control over electricity consumption and resiliency during power outages while providing cost savings. For more information, visit www.sunpower.com.

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expectations regarding demand and our future performance based on backlog, bookings, projected consumer demand, and pipelines in our sales channels and for our products, and our ability to meet consumer demand; (b) our plans and expectations with respect to our strategic partnerships and initiatives, including our relationship with OhmConnect, our dealer accelerator program, and suppliers, and the anticipated business and financial impacts thereof; (c) our strategic plans and areas of investment and focus, both current and future, and expectations for the results thereof, including improved customer experience, lease and loan funding capacity, increased installation capacity, and development of new products and services; (d) our expectations regarding projected demand and growth in 2023 and beyond, our positioning for future success, and our ability to capture demand and deliver long-term value to our shareholders; (e) our expectations for industry trends and factors, and the impact thereof on our business and strategic plans; (f) the availability and sufficiency of the supply of products and raw materials to meet consumer demand; and (g) our guidance for fiscal year 2023, including Adjusted EBITDA per customer, incremental customers, and Adjusted EBITDA, as well as platform investments and related assumptions.

These forward-looking statements are based on our current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance, or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) regulatory changes and the availability of economic incentives promoting use of solar energy; (2) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the COVID-19 pandemic, and other factors; (3) competition in the solar and general energy industry, supply chain constraints, interest rates, inflation, and pricing pressures; (4) changes in public policy, including the imposition and applicability of tariffs and duties; (5) our dependence on sole- or limited-source supply relationships, including for our solar panels and other components of our products; (6) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) our liquidity, indebtedness, and ability to obtain additional financing for our projects and customers; and (9) challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2023 SunPower Corporation. All rights reserved. SUNPOWER, SUNPOWER FINANCIAL, SUNVAULT, and the SUNPOWER logo are trademarks or registered trademarks of SunPower Corporation in the U.S.

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SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 2, 2023	January 1, 2023
Assets
Current assets:
Cash and cash equivalents	$116,478	$377,026
Restricted cash and cash equivalents, current portion	9,634	9,855
Short-term investments	—	132,480
Accounts receivable, net	194,231	174,577
Contract assets	58,610	50,692
Inventories	381,847	316,815
Advances to suppliers, current portion	12,508	9,309
Prepaid expenses and other current assets	212,970	197,760
Total current assets	986,278	1,268,514

Restricted cash and cash equivalents, net of current portion	15,158	15,151
Property, plant and equipment, net	82,117	74,522
Operating lease right-of-use assets	36,302	36,926
Solar power systems leased, net	40,768	41,779
Goodwill	126,338	126,338
Other intangible assets, net	22,435	24,192
Other long-term assets	183,015	192,585
Total assets	$1,492,411	$1,780,007

Liabilities and Equity
Current liabilities:
Accounts payable	$225,143	$242,229
Accrued liabilities	164,210	145,229
Operating lease liabilities, current portion	11,589	11,356
Contract liabilities, current portion	161,289	144,209
Short-term debt	121,473	82,404
Convertible debt, current portion	—	424,919
Total current liabilities	683,704	1,050,346

Long-term debt	155,969	308
Operating lease liabilities, net of current portion	28,362	29,347
Contract liabilities, net of current portion	11,305	11,555
Other long-term liabilities	109,782	112,797
Total liabilities	989,122	1,204,353

Equity:
Common stock	175	174
Additional paid-in capital	2,839,233	2,855,930
Accumulated deficit	(2,116,859)	(2,066,175)
Accumulated other comprehensive income	11,573	11,568

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Treasury stock, at cost	(231,717)	(226,646)
Total stockholders' equity	502,405	574,851
Noncontrolling interests in subsidiaries	884	803
Total equity	503,289	575,654
Total liabilities and equity	$1,492,411	$1,780,007

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SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED
	April 2, 2023	January 1, 2023	April 3, 2022
Total revenues	$440,878	$497,312	$350,277
Total cost of revenues	376,767	392,664	277,968
Gross profit	64,111	104,648	72,309
Operating expenses:
Research and development	7,247	5,560	5,010
Sales, general, and administrative	90,881	82,160	76,996
Restructuring charges (credits)	—	—	627
(Income) expense from transition services agreement, net	(224)	1,356	266
Total operating expenses	97,904	89,076	82,899
Operating (loss) income	(33,793)	15,572	(10,590)
Other (expense) income, net:
Interest income	831	2,922	42
Interest expense	(5,678)	(6,342)	(5,044)
Other, net	(10,983)	(6,755)	1,444
Other (expense) income, net	(15,830)	(10,175)	(3,558)
(Loss) income from continuing operations before income taxes and equity in earnings (losses) of unconsolidated investees	(49,623)	5,397	(14,148)
(Provision for) benefits from income taxes	(1,227)	2,856	11,643
Equity in earnings (losses) of unconsolidated investees	247	365	—
Net (loss) income from continuing operations	(50,603)	8,618	(2,505)
(Loss) income from discontinued operations before income taxes and equity in earnings (losses) of unconsolidated investees	—	—	(26,298)
Benefits from (provision for) income taxes from discontinued operations	—	—	343
Net (loss) income from discontinued operations, net of taxes	—	—	(25,955)
Net (loss) income	(50,603)	8,618	(28,460)
Net (income) loss from continuing operations attributable to noncontrolling interests	(81)	(1,005)	339
Net loss (income) from discontinued operations attributable to noncontrolling interests	—	—	250
Net (income) loss attributable to noncontrolling interests	(81)	(1,005)	589
Net (loss) income from continuing operations attributable to stockholders	(50,684)	7,613	(2,166)
Net (loss) income from discontinued operations attributable to stockholders	—	—	(25,705)
Net (loss) income attributable to stockholders	$(50,684)	$7,613	$(27,871)

Net (loss) income per share attributable to stockholders - basic:
Continuing operations	$(0.29)	$0.04	$(0.01)
Discontinued operations	$—	$—	$(0.15)
Net (loss) income per share – basic	$(0.29)	$0.04	$(0.16)

Net (loss) income per share attributable to stockholders - diluted:
Continuing operations	$(0.29)	$0.04	$(0.01)

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Discontinued operations	$—	$—	$(0.15)
Net (loss) income per share – diluted	$(0.29)	$0.04	$(0.16)

Weighted-average shares:
Basic	174,528	174,231	173,376
Diluted	174,528	175,518	173,376

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SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED
	April 2, 2023	January 1, 2023	April 3, 2022
Cash flows from operating activities:
Net (loss) income	$(50,603)	$8,618	$(28,460)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization (excluding amortization of cloud computing arrangements)	9,989	7,781	4,170
Amortization of cloud computing arrangements	1,673	1,723	495
Stock-based compensation	6,877	7,378	5,427
Non-cash interest expense	617	1,108	726
Equity in (earnings) losses of unconsolidated investees	(247)	(365)	—
Loss (gain) on equity investments	10,805	6,255	(1,315)
Unrealized loss (gain) on derivatives	3,334	11	—
Dividend from equity method investees	371	(13)	—
Deferred income taxes	(815)	(1,367)	(13,750)
Other, net	91	1,081	845
Changes in operating assets and liabilities:
Accounts receivable	(19,745)	2,643	(12,354)
Contract assets	(7,918)	(11,943)	(6,519)
Inventories	(65,032)	(88,562)	(35,081)
Project assets	—	—	2,892
Prepaid expenses and other assets	(12,199)	9,690	(86,502)
Operating lease right-of-use assets	2,710	2,833	2,415
Advances to suppliers	(3,198)	(2,877)	(2,222)
Accounts payable and other accrued liabilities	(26,557)	45,142	41,444
Contract liabilities	16,830	1,921	22,066
Operating lease liabilities	(2,063)	(2,673)	(3,027)
Net cash (used in) provided by operating activities	(135,080)	(11,616)	(108,750)
Cash flows from investing activities:
Purchases of property, plant and equipment	(11,943)	(11,849)	(8,636)
Investments in software development costs	(891)	(1,465)	(1,521)
Cash paid for equity investments under the Dealer Accelerator Program and other	—	—	(7,000)
Proceeds from sale of equity investment	121,675	—	149,830
Cash paid for investments in unconsolidated investees	(1,454)	(2,431)	(154)
Dividend from equity method investees	149	13	—
Net cash provided by (used in) investing activities	107,536	(15,732)	132,519
Cash flows from financing activities:
Proceeds from bank loans and other debt	245,764	21,482	21,458
Repayment of bank loans and other debt	(48,146)	(15,271)	(23,944)
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	—	(9,201)	—
Repayment of convertible debt	(424,991)	—	—

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	THREE MONTHS ENDED
	April 2, 2023	January 1, 2023	April 3, 2022
Payments for financing leases	(775)	(666)	—
Purchases of stock for tax withholding obligations on vested restricted stock	(5,070)	(943)	(7,332)
Net cash (used in) provided by financing activities	(233,218)	(4,599)	(9,818)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(260,762)	(31,947)	13,951
Cash, cash equivalents and restricted cash, beginning of period	402,032	433,979	148,613
Cash, cash equivalents, and restricted cash, end of period	$141,270	$402,032	$162,564

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets, including discontinued operations:
Cash and cash equivalents	$116,478	$377,026	$142,250
Restricted cash and cash equivalents, current portion	9,634	9,855	681
Restricted cash and cash equivalents, net of current portion	15,158	15,151	12,857
Cash, cash equivalents, and restricted cash from discontinued operations	—	—	6,776
Total cash, cash equivalents, and restricted cash	$141,270	$402,032	$162,564

Supplemental disclosure of cash flow information:
Property, plant and equipment acquisitions funded by liabilities (including financing leases)	$3,505	$3,298	$922
Right-of-use assets obtained in exchange of lease obligations	2,086	1,464	877
Net working capital settlement related to C&I Solutions sale	23,880	—	—
Cash paid for interest	11,969	741	9,874
Cash paid for income taxes	184	2,250	250

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Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net (loss) income; net (loss) income per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

We exclude the following adjustments from our non-GAAP financial measures:

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)
The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a subsidiary and equity method investee of TotalEnergies SE, a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of TotalEnergies SE.

•Mark-to-market loss (gain) in equity investments: We recognize adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under U.S. GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by TotalEnergies SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for those investments. We believe that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a subsidiary and equity method investee of TotalEnergies SE and better reflects our ongoing results.

Other Non-GAAP Adjustments

•Results of operations of businesses exited/to be exited: We exclude the results of operations of our legacy businesses that we have exited, or to be exited, from our Non-GAAP results. These legacy businesses include our light commercial business that we exited starting in the first fiscal quarter of 2022 to reinforce the Company’s strategic direction to focus solely on the residential solar market, Hillsboro, Oregon facility that ceased manufacturing and revenue generation in the first quarter of 2021, as well as, results of our legacy power plant and legacy O&M businesses. We are not doing new activities for these businesses, and the remaining activities comprise of fulfillment of existing outstanding orders, true-up of estimated milestones payments, settlement of certain warranty obligations on projects and other wind-down activities. As such, these are excluded from our non-GAAP results as they are not reflective of our ongoing operating results.

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•Loss/Gain on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to sell all the residential lease assets owned by us, we sold membership units representing a 49% membership interest in majority of our residential lease business and retained a 51% membership interest. We recorded impairment charges based on the expected fair value for a portion of residential lease assets portfolio that was retained. Depreciation savings from the unsold residential lease assets resulting from their exclusion from non-GAAP results historically, are excluded from our non-GAAP results as they are not reflective of ongoing operating results.

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Litigation: We may be involved in various instances of litigation, claims and proceedings that result in payments or recoveries. We exclude gains or losses associated with such events because the gains or losses do not reflect our underlying financial results in the period incurred. We also exclude expenses pertaining to litigation relating to businesses that discontinued as a result of spin-off of Maxeon Solar, for which we are indemnifying them. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Transaction-related costs: In connection with material transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. We believe that it is appropriate to exclude these costs from our non-GAAP results as they would not have otherwise been incurred as part of the business operations and therefore is not reflective of ongoing operating results.

•Amortization of intangible assets and software: We incur amortization of intangible assets as a result of acquisitions, primarily from the Blue Raven acquisition, which includes brand, non-compete arrangements, and purchased technology. In addition, we also incur amortization of our capitalized internal-use software costs once the software has been placed into service, until the end of the useful life of the software. We believe that it is appropriate to exclude these amortization charges from our non-GAAP results as they are non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Transition costs: We incur non-recurring charges related to the hiring and transition of new executive officers, members of management, and other employees. During fiscal 2021, we appointed a new chief executive officer, as well as other chief executives, and we are investing resources in those executive transitions, and in developing new members of management as we complete our transformation. We believe that it is appropriate to exclude these from our non-GAAP results as they are not reflective of ongoing operating results.

•Acquisition-related costs: We incurred certain costs in connection with the acquisition of Blue Raven, that are either paid as part of the transaction or will be paid in the coming year, but are considered post-acquisition compensation under the applicable GAAP framework due to the nature of such items. For fiscal 2022, other post-combination expenses include change in fair value of contingent consideration as well as deferred post-combination employment expense payable to certain Blue Raven employees and sellers. We believe that it is appropriate to exclude these from our non-GAAP results as they are directly related to the acquisition transaction and non-recurring in nature, and are therefore not reflective of ongoing operating results.

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•Business reorganization costs: In connection with the spin-off of Maxeon into an independent, publicly traded company, we incurred non-recurring charges on third-party legal and consulting expenses, primarily to enable in separation of shared information technology systems and applications. In addition, we incurred certain non-recurring costs upon amendment, settlement or termination of historical agreements with Maxeon to fully enable separate independent operations of the two Companies that is focused on our respective core business. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Restructuring charges (credits): We incur restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the Company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Equity (income) loss from unconsolidated investees: We account for our minority investments in dealers included in the Dealer Accelerator Program using the equity method of accounting and recognize our proportionate share of the reported earnings or losses of the investees through net income. We do not control or manage the investees’ business operations and operating and financial policies. Therefore, we believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Mark-to-market loss (gain) on interest rate swaps: We recognize changes in fair value of our interest rate swaps as mark-to-market gains or losses and record within "interest expense" and "total revenues" within our condensed consolidated statements of operations dependent on the risk that is being economically hedged and mitigated by the interest rate swap. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying interest rate swap, thus, we believe that excluding these adjustments from our non-GAAP results is appropriate and allows investors to better understand and analyze our ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Our non-GAAP tax amount is based on estimated cash tax expense and reserves. We forecast our annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of our tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, we exclude the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

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SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED
	April 2, 2023	January 1, 2023	April 3, 2022
GAAP revenue	$440,878	$497,312	$350,277
Other adjustments:
Results of operations of businesses exited/to be exited	(759)	(4,893)	(14,208)
Mark-to-market loss (gain) on interest rate swaps	2,425	—	—
Non-GAAP revenue	$442,544	$492,419	$336,069

Adjustments to Gross Profit Margin:

	THREE MONTHS ENDED
	April 2, 2023	January 1, 2023	April 3, 2022
GAAP gross profit from continuing operations	$64,111	$104,648	$72,309
Other adjustments:
Results of operations of businesses exited/to be exited	7,890	(403)	(260)
Transition costs	262	(321)	378
(Gain) loss on sale and impairment of residential lease assets	(267)	(268)	(279)
Stock-based compensation expense	1,238	1,257	899
Business reorganization costs	—	—	—
Transaction-related costs	—	—	—
Mark-to-market loss (gain) on interest rate swaps	2,425	—	—
Non-GAAP gross profit	$75,659	$104,913	$73,047

GAAP gross margin (%)	14.5%	21.0%	20.6%
Non-GAAP gross margin (%)	17.1%	21.3%	21.7%

Adjustments to Net (Loss) Income:

	THREE MONTHS ENDED
	April 2, 2023	January 1, 2023	April 3, 2022
GAAP net (loss) income from continuing operations attributable to stockholders	$(50,684)	$7,613	$(2,166)
Adjustments based on IFRS:
Mark-to-market loss (gain) on equity investments	10,805	6,255	(1,315)
Other adjustments:
Results of operations of businesses exited/to be exited	9,810	708	2,933
(Gain) loss on sale and impairment of residential lease assets	(267)	(268)	(279)
Litigation	570	1,242	177
Stock-based compensation expense	6,844	7,372	5,329
Amortization of intangible assets and software	2,786	2,780	1,978
Transaction-related costs	644	44	964
Transition costs	3,119	3,599	1,469
Business reorganization costs	—	1	—
Restructuring charges (credits)	—	—	186
Acquisition-related costs	3	114	5,808
Equity (income) loss from unconsolidated investees	(247)	(364)	—
Mark-to-market loss (gain) on interest rate swaps	3,334	11	—
Tax effect	790	(2,858)	(12,186)
Non-GAAP net (loss) income attributable to stockholders	$(12,493)	$26,249	$2,898

Adjustments to Net (Loss) Income per diluted share:

	THREE MONTHS ENDED
	April 2, 2023	January 1, 2023	April 3, 2022
Net (loss) income per diluted share
Numerator:
GAAP net (loss) income available to common stockholders[1]	$(50,684)	$7,613	$(2,166)

Non-GAAP net (loss) income available to common stockholders[1]	$(12,493)	$26,249	$2,898

Denominator:
GAAP weighted-average shares	174,258	174,231	173,376
Effect of dilutive securities:
Restricted stock units	—	1,287	—
GAAP dilutive weighted-average common shares:	174,258	175,518	173,376

Non-GAAP weighted-average shares	174,258	174,231	173,376
Effect of dilutive securities:
Restricted stock units	—	1,287	1,399
Non-GAAP dilutive weighted-average common shares[1]	174,258	175,518	174,775

GAAP dilutive net (loss) income per share - continuing operations	$(0.29)	$0.04	$(0.01)
Non-GAAP dilutive net (loss) income per share - continuing operations	$(0.07)	$0.15	$0.02

1 In accordance with the if-converted method, net (loss) income available to common stockholders excludes interest expense related to the 4.00% debentures if the debentures are considered converted in the calculation of net (loss) income per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED
	April 2, 2023	January 1, 2023	April 3, 2022
GAAP net (loss) income from continuing operations attributable to stockholders	$(50,684)	$7,613	$(2,166)
Adjustments based on IFRS:
Mark-to-market loss (gain) on equity investments	10,805	6,255	(1,315)
Other adjustments:
Results of operations of businesses exited/to be exited	9,810	708	2,933
(Gain) loss on sale and impairment of residential lease assets	(267)	(268)	(279)
Litigation	570	1,242	177
Stock-based compensation expense	6,844	7,372	5,329
Amortization of intangible assets and software	2,786	2,780	1,978
Transaction-related costs	644	44	964
Transition costs	3,119	3,599	1,469
Business reorganization costs	—	1	—
Restructuring charges (credits)	—	—	186
Acquisition-related costs	3	114	5,808
Equity (income) loss from unconsolidated investees	(247)	(364)	—
Mark-to-market loss (gain) on CS interest rate swaps	3,334	11	—
Cash interest expense, net of interest income	3,996	3,469	4,878
Provision for (benefit from) income taxes	1,196	(2,883)	(11,676)
Depreciation	8,677	6,476	2,873
Adjusted EBITDA	$586	$36,169	$11,159

FY 2023 GUIDANCE

(in thousands)	FY 2023
Residential Customers	90,000 - 110,000
Residential Adjusted EBITDA/Customer[1]	$2,450 - $2,900
Adjusted EBITDA[2]	$125 million - $155 million
Net Loss (GAAP)	($31) million - ($1) million

1.Excluding Product & Digital operating expenses for Residential only.

2.Adjusted EBITDA guidance for FY 2023 includes net adjustments that decrease GAAP net loss by approximately $156 million primarily relating to the following adjustments: stock-based compensation expense, results of operations of businesses exited/to be exited, mark-to-market (gain) loss on equity investments, net, amortization of intangible assets and software, interest expense, depreciation, income taxes, and other non-recurring adjustments.